UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________________

FORM 8-K
_________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2008

ACES WIRED, INC.
(Exact name of Registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	333-96589 Commission File Number	88-0514502 (I.R.S. Employer Identification No.)

12225 Greenville Avenue, Suite 861 Dallas, Texas (Address of principal executive offices)	75243 (Zip Code)

Registrant’s telephone number, including area code: (214) 261-1963

 (Former name, former address and former fiscal year, if changed since last report)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On April 25, 2008, Aces Wired, Inc. (the Company) obtained an order from the Texas Alcoholic Beverage Commission (TABC) approving an application the Company filed in January 2008 for mixed beverage permits for the Company’s gaming amusement center in Amarillo, Texas. The TABC had lodged a protest against the application due to its belief that the Company’s amusement-with-prize operations at the Amarillo center violated certain state laws regarding “the general public welfare, morality and sense of decency.” Upon assurances from the Company that the prize redemption system and amusement machines used in its amusement-with-prize business are compliant with applicable Texas law regarding gambling devices, the TABC withdrew its protest and agreed that the Company’s amusement-with-prize business did not threaten the "general welfare, health, peace, morals, and safety of the people" or "the public sense of decency," which would have precluded the TABC from issuing the permits.

The granting of these permits is significant to the Company because of the fact that a Texas state agency has now informally reviewed the Company’s amusement-with-prize business in Amarillo and agreed that the beverage permits may be issued. The Company anticipates submitting additional applications for mixed beverage permits for other of its current and future gaming amusement centers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 2, 2008
ACES WIRED, INC.

By:	/s/ Kenneth R. Griffith
President and Chief Executive Officer